UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 26, 2021

Date of Report (Date of earliest event reported)

Mountain Crest Acquisition Corp. IV

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40562	85-2435859
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 West 43rd Street, 12th Floor New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 493-6558

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MCAF	The Nasdaq Stock Market LLC
Rights	MCAFR	The Nasdaq Stock Market LLC
Units	MCAFU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On July 26, 2021, Mountain Crest Acquisition Corp. IV (the “Company”), announced that holders of the Company's units may elect to separately trade the common stock and rights included in its units commencing on or about July 28, 2021.

The common stock and rights will trade on the NASDAQ Capital Market ("NASDAQ") under the symbols MCAF and MCAFR, respectively. Units not separated will continue to trade on NASDAQ under the symbol MCAFU. After separation, the common stock and rights may be recombined to create units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2021

MOUNTAIN CREST ACQUISITION CORP. IV

By:	/s/ Suying Liu
Name:	Suying Liu
Title:	Chief Executive Officer